Exhibit 10.5

EXECUTION COPY

POINT DIGITAL FINANCE, INC.,
as Transferor,

and

GB HRP, LLC,
as Transferee

SUBI CERTIFICATE TRANSFER AGREEMENT

Dated as of December 29, 2023

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SUBI CERTIFICATE TRANSFER AGREEMENT

This SUBI Certificate Transfer Agreement, dated as of December 29, 2023 (this “Agreement”), is between Point Digital Finance, Inc., a Delaware corporation (“Point”), as transferor (the “Transferor”), and GB HRP, LLC, a Delaware limited liability company, as transferee (in such capacity, the “Transferee”).

RECITALS

WHEREAS, Point, as settlor, depositor (in such capacity, the “Depositor”), trust manager (in such capacity, the “Trust Manager”) and holder of the UTI, and Wilmington Savings Fund Society, FSB, as UTI Trustee (in such capacity, the “UTI Trustee”), have entered into that certain amended and restated trust agreement, dated as of July 14, 2023 (the “Titling Trust Agreement”), pursuant to which Point Titling Trust, a Delaware statutory trust (“PTT”) was created to take assignments and conveyances of and hold in trust various assets (the “Trust Assets”);

WHEREAS, the parties to the Titling Trust Agreement supplemented the Titling Trust Agreement with a supplement, titled the “Point Titling Trust, GB – GB HRP, LLC Transaction SUBI Supplement to Titling Trust Agreement”, dated as of December 29, 2023 (together with the Titling Trust Agreement, the “SUBI Trust Agreement”), to establish one special unit of beneficial interest (the “Investor SUBI”);

WHEREAS, in connection with the SUBI Trust Agreement, a separate portfolio of residential real estate options and certain other related assets of the Titling Trust will be allocated to the Investor SUBI;

WHEREAS, the Titling Trust has issued to Point, as settlor and holder of the UTI, a certificate evidencing a beneficial interest in the Investor SUBI (the “Investor SUBI Certificate”); and

WHEREAS, the Transferor and the Transferee desire to enter into this Agreement to provide for the sale, transfer and assignment by the Transferor to the Transferee, without recourse, of all of the Transferor’s right, title and interest in and to the Investor SUBI Certificate and the interest in the Investor SUBI represented thereby.

NOW, THEREFORE, in consideration of the promises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE One

DEFINITIONS

Section 1.01. Definitions. Capitalized terms used herein that are not otherwise defined shall have the meanings ascribed thereto in the SUBI Trust Agreement or the Master Option Sale Agreement, dated as of December 29, 2023 (as amended or modified from time to time) (the “Purchase Agreement”), among Point, as seller, depositor and trust manager, PTT, as the buyer, and GB HRP, LLC, as the buyer agent, as the case may be. Whenever used herein, unless the context otherwise requires, the following words and phrases shall have the following meanings:

“Agreement” means this SUBI Certificate Transfer Agreement, as amended or supplemented from time to time.

“Assets” has the meaning set forth in Section 2.01.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. 101 et seq., as amended.

“Closing Date” means December 29, 2023.

“Transfer Price” has the meaning set forth in Section 2.01.

Section 1.02. Interpretive Provisions. For all purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms used in this Agreement include, as appropriate, all genders and the plural as well as the singular, (ii) references to words such as “herein,” “hereof” and the like shall refer to this Agreement as a whole and not to any particular part, Article or Section within this Agreement, (iii) the term “include” and all variations thereof shall mean “include without limitation” and (iv) the term “proceeds” shall have the meaning ascribed thereto in the UCC.

ARTICLE Two

TRANSFER OF THE INVESTOR SUBI CERTIFICATE

Section 2.01. Transfer of the Investor SUBI Certificate. In consideration of the Transferee’s commitment to pay the related purchase price to fund the Titling Trust’s purchase of Eligible Options at the Buyer Agent’s direction from time to time under Article 2 of the Purchase Agreement (the “Transfer Price”), the Transferor does hereby absolutely sell, transfer, assign, and otherwise convey to the Transferee, without recourse, and the Transferee does hereby purchase and acquire, as of the date set forth above, all of the following (collectively, the “Assets”):

(i) all right, title and interest in and to the Investor SUBI Certificate and the interest in the Investor SUBI represented thereby, including all monies due and paid thereon or in respect thereof;

(ii) the beneficial rights evidenced thereby in any property that underlies or may be deemed to secure the interest in the Investor SUBI represented by the Investor SUBI Certificate;

(iii) all of the Transferor’s rights and benefits, as initial holder of the Investor SUBI Certificate, under the SUBI Trust Agreement; and

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(iv) all proceeds of the foregoing.

Section 2.02. True Sale. The parties hereto intend that the sale, transfer and assignment of the Assets constitute a true sale and assignment of the Assets such that any interest in and title to the Assets would not be property of the Transferor’s estate in the event the Transferor becomes a debtor in a case under any bankruptcy law. To the extent that the conveyance of the Assets hereunder is characterized by a court or similar governmental authority as a financing, it is intended by the Transferor and the Transferee that the interest conveyed constitutes a first priority grant of a perfected security interest under the UCC as in effect in the State of New York by the Transferor to the Transferee to secure the security obligations of the Transferor under the Program Documents (as defined in the Purchase Agreement). The Transferor does hereby grant to the Transferee a security interest in all of its rights, title and privileges and interest in and to the Assets and the parties hereto agree that this Agreement constitutes a “security agreement” under all applicable law.

Section 2.03. Representations and Warranties of the Transferor and the Transferee.

(a) The Transferor hereby represents and warrants to the Transferee as of the date of this Agreement that:

(i) Organization and Good Standing. The Transferor is a corporation duly formed, validly existing and in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferor is duly qualified to do business as a foreign corporation in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a material adverse effect on the condition, financial or otherwise, of the Transferor or would not have a material adverse effect on the ability of the Transferor to perform its obligations under this Agreement.

(iii) Power and Authority. The Transferor shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Transferor by all necessary corporate action.

(iv) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferor, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

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(v) No Violation. The execution, delivery and performance by the Transferor of this Agreement and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, the articles of incorporation of the Transferor, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferor is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any material indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the knowledge of the Transferor, any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferor or any of its properties.

(vi) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Transferor, threatened against the Transferor, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferor, would materially and adversely affect the performance by the Transferor of its obligations under this Agreement.

(vii) Title to Investor SUBI Certificate. Immediately prior to the transfer of the Investor SUBI Certificate pursuant to this Agreement, the Transferor (A) is the true and lawful owner of the Investor SUBI Certificate and it has the legal right to transfer the Investor SUBI Certificate; (B) has good and valid title to the Investor SUBI Certificate and the Investor SUBI Certificate is on the date hereof free and clear of all liens; and (C) will convey good, valid and indefeasible title to the Investor SUBI Certificate to the Transferee under this Agreement.

(b) Perfection Representations. The representations, warranties and covenants set forth on Schedule I hereto shall be a part of this Agreement for all purposes. Notwithstanding any other provision of this Agreement or any other Basic Document, the perfection representations contained in Schedule I shall be continuing, and remain in full force and effect until such time as all obligations under the Indenture have been finally and fully paid and performed. The parties to this Agreement: (i) shall not waive any of the perfection representations contained in Schedule I; (ii) shall provide prompt written notice to the Trust Manager of any breach of the perfection representations contained in Schedule I hereto; and (iii) shall not waive a breach of any of the perfection representations contained in Schedule I.

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(c) The Transferee hereby represents and warrants to the Transferor as of the date of this Agreement that:

(i) Organization and Good Standing. The Transferee is a Delaware limited liability company duly formed, validly existing and in good standing under the laws of the State of Delaware, and has power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and had at all relevant times, and shall have, power, authority and legal right to acquire, own and sell the Assets.

(ii) Due Qualification. The Transferee is duly qualified to do business as a foreign limited liability company in good standing, and has obtained all necessary licenses and approvals in all jurisdictions in which the ownership or lease of property or the conduct of its business shall require such qualifications, except where the failure to have any such license, approval or qualification would not have a material adverse effect on the condition, financial or otherwise, of the Transferee or would not have a material adverse effect on the ability of the Transferee to perform its obligations under this Agreement.

(iii) Power and Authority. The Transferee shall have the power and authority to execute and deliver this Agreement and to carry out its terms; and the execution, delivery and performance of this Agreement shall have been duly authorized by the Transferee by all necessary corporate action.

(iv) Binding Obligation. This Agreement constitutes a legal, valid and binding obligation of the Transferee, enforceable against it in accordance with its terms, except as enforceability may be subject to or limited by bankruptcy, insolvency, reorganization, moratorium, liquidation or other similar laws affecting the enforcement of creditors’ rights in general and by general principles of equity, regardless of whether such enforceability shall be considered in a proceeding in equity or at law.

(v) No Violation. The execution, delivery and performance of this Agreement by the Transferee and the consummation of the transactions contemplated by this Agreement and the fulfillment of the terms hereof shall not conflict with, result in any breach of any of the terms and provisions of, nor constitute (with or without notice or lapse of time) a default under, its operating agreement, or conflict with or breach any of the material terms or provisions of, or constitute (with or without notice or lapse of time) a default under, any indenture, agreement or other instrument to which the Transferee is a party or by which it may be bound or any of its properties are subject; nor result in the creation or imposition of any lien upon any of its properties pursuant to the terms of any material indenture, agreement or other instrument (other than this Agreement); nor violate any law or, to the knowledge of the Transferee, any order, rule or regulation applicable to it or its properties of any court or of any federal or state regulatory body, administrative agency or other governmental instrumentality having jurisdiction over the Transferee or any of its properties.

(vi) No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Transferee, threatened against the Transferee, before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality (A) asserting the invalidity of this Agreement, (B) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or (C) seeking any determination or ruling that, in the reasonable judgment of the Transferee, would materially and adversely affect the performance by the Transferee of its obligations under this Agreement.

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(d) The representations and warranties set forth in this Section shall survive the sale of the Assets by the Transferor to the Transferee. Upon discovery by the Transferor or the Transferee of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

Section 2.04. Financing Statement and Books and Records.

(a) In connection with the conveyance of the Assets hereunder, the Transferor agrees that on the Closing Date, it will file, at its own expense, one or more financing statements with respect to the Assets meeting the requirements of applicable state law in such manner as necessary to perfect the sale of the Assets to the Transferee and the proceeds thereof (and any continuation statements as are required by applicable state law), and will deliver a file-stamped copy of each such financing statement (or continuation statement) or other evidence of such filings (which may, for purposes of this Section, consist of telephone confirmation of such filings with the file stamped copy of each such filings to be provided to the Transferee in due course) to the Transferee, as soon as is practicable after receipt by the Transferor thereof.

(b) The Transferor further agrees that it will treat the transfer of the Assets as a sale for accounting purposes, take no actions inconsistent with the Transferee’s ownership of the Assets, and on or prior to the Closing Date indicate on its books, records and statements that the Assets have been sold to the Transferee.

(c) If the Transferor makes any change in its jurisdiction of organization (within the meaning of the applicable UCC), name or corporate structure that would make any financing statement or continuation statement filed in accordance with paragraph (a) above seriously misleading within the applicable provisions of the UCC or any title statute, the Transferor shall give the Transferee written notice thereof at least thirty (30) days prior to such change and shall promptly file any financing statements or amendments as may be necessary to continue the perfection of the Transferor’s interest in the Assets.

Section 2.05. Acceptance by the Transferee. The Transferee agrees to comply with all covenants and restrictions applicable to a holder of the Investor SUBI Certificate and the interest in the Investor SUBI represented thereby, whether set forth in the Investor SUBI Certificate, in the SUBI Trust Agreement or otherwise, and assumes all obligations and liabilities, if any, associated therewith.

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ARTICLE Three

MISCELLANEOUS

Section 3.01. Amendment. This Agreement may be amended from time to time in a writing signed by the parties hereto.

Section 3.02. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to any otherwise applicable principles of conflicts of laws (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Section 3.03. Severability. If one or more of the covenants, agreements or provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement, and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining covenants, agreements and provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.

Section 3.04. Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their permitted successors and assigns.

Section 3.05. Headings. The Article and Section headings are for convenience of reference only and shall not define or limit any of the terms or provisions hereof.

Section 3.06. Counterparts; Facsimile and Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 3.07. Further Assurances. Each party hereto shall do such acts, and execute and deliver to the other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

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Section 3.08. Third-Party Beneficiaries. Except as otherwise provided in this Agreement, no Person shall have any right or obligation hereunder.

Section 3.09. No Petition. Each of the parties hereto covenants and agrees that prior to the date that is one year and one day after the date upon which all obligations and payments under any financing of the Investor SUBI by the Transferee have been paid in full, it will not institute against, or join any Person in instituting against the holder of the UTI, the UTI Trustee, the SUBI Trustee, the Titling Trust, any special-purpose affiliate (and the general partner of any special-purpose affiliate that is a partnership, or the managing member of any special-purpose affiliate that is a limited liability company) that holds a beneficial interest in the Titling Trust, the Transferor, the Transferee or any Affiliate or beneficiary of the same, any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding or other proceedings under any United States federal or state bankruptcy or similar law.

Section 3.10. No Recourse. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Transferor under this Agreement are non-recourse obligations of the Transferor, and shall be payable by the Transferor, solely from the proceeds of the Investor SUBI Certificate, but only to the extent of any interest of the Transferor therein. No amount owing by the Transferor hereunder in excess of the liabilities that it is required to pay in accordance with the preceding sentence shall constitute a “claim” (as defined in Section 101(5) of the Bankruptcy Code) against it. In the event that, notwithstanding the foregoing, the Transferee is deemed to have any interest in any Trust Assets or Other SUBI Assets that may be acquired by the Transferor from time to time, the Transferee agrees to fully subordinate all claims it may be deemed to have against the Trust Assets allocated to the UTI Portfolio and each other SUBI Portfolio. The agreement set forth in the preceding sentence shall constitute a subordination agreement for purposes of Section 510(a) of the Bankruptcy Code. No recourse shall be had for the payment of any amount owing hereunder or for the payment of any fee hereunder or any other obligation of, or claim against, the Transferor arising out of or based upon this Agreement, against any stockholder, employee, officer, agent, director or authorized person of the Transferor or Affiliate thereof; provided, however, that the foregoing shall not relieve any such person or entity of any liability they might otherwise have as a result of fraudulent actions or omissions taken by them.

[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers duly authorized as of the day and year first above written.

POINT DIGITAL FINANCE, INC., as Transferor

By:	/s/ Eddie Lim
Name:	Eddie Lim
Title:	CEO

GB HRP, LLC,
as Transferee

By:	/s/ Daniel Strauss
Name:	Daniel Strauss
Title:	President

[Signature Page to SUBI Certificate Transfer Agreement (GB - GB HRP, LLC)]

Schedule I

Perfection Representations, Warranties and Covenants

In addition to the representations, warranties and covenants contained in the SUBI Certificate Transfer Agreement, Point Digital Finance, Inc., as transferor (the “Transferor”), hereby represents, warrants, and covenants to GB HRP, LLC, as transferee (the “Transferee”), as follows on the Closing Date:

1. The SUBI Certificate Transfer Agreement creates a valid and continuing security interest (as defined in the applicable UCC) in the Investor SUBI Certificate in favor of the Transferee, which security interest is prior to all other liens and is enforceable as such as against creditors of and purchasers from the Transferor.

2. The Investor SUBI Certificate constitutes a “general intangible,” “instrument,” “certificated security,” or “tangible chattel paper,” within the meaning of the applicable UCC.

3. The Transferor owns and has good and marketable title to the Investor SUBI Certificate free and clear of any liens, claim or encumbrance of any Person, excepting only liens for taxes, assessments or similar governmental charges or levies incurred in the ordinary course of business that are not yet due and payable or as to which any applicable grace period shall not have expired, or that are being contested in good faith by proper proceedings and for which adequate reserves have been established, but only so long as foreclosure with respect to such a lien is not imminent and the use and value of the property to which the lien attaches is not impaired during the pendency of such proceeding.

4. The Transferor has received all consents and approvals to the sale of the Investor SUBI Certificate under the SUBI Certificate Transfer Agreement to the Transferee required by the terms of the Investor SUBI Certificate to the extent that it constitutes an instrument or a payment intangible.

5. The Transferor has received all consents and approvals required by the terms of the Investor SUBI Certificate, to the extent that it constitutes a securities entitlement, certificated security or uncertificated security, to the transfer to the Transferee of its interest and rights in the Investor SUBI Certificate under the SUBI Certificate Transfer Agreement.

6. The Transferor has caused or will have caused, within ten days after the effective date of the SUBI Certificate Transfer Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the sale of the Investor SUBI Certificate from the Transferor to the Transferee and the security interest in the Investor SUBI Certificate granted under the SUBI Certificate Transfer Agreement.

7. To the extent that the Investor SUBI Certificate constitutes an instrument or tangible chattel paper, all original executed copies of each such instrument or tangible chattel paper have been delivered to the Transferee.

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